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CUSIP NO. 894081 10 8                                         Page  29  of  87
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                                  EXHIBIT VII

                                                                  CONFORMED COPY

        _______________________________________________________________

                                  $12,500,000

                            SECURED CREDIT AGREEMENT
                          Dated as of August 15, 1995
                                    Between
                           HYPERION PARTNERS II L.P.
                                      and
                              THE BANK OF NEW YORK
        _______________________________________________________________
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CUSIP NO. 894081 10 8                                         Page  30  of  87
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                            SECURED CREDIT AGREEMENT
                          Dated as of August 15, 1995

          HYPERION PARTNERS II L.P., a Delaware limited partnership, and THE BANK OF NEW YORK agree as follows (with certain terms used herein being defined in Article 9):
                                   ARTICLE 1
                                CREDIT FACILITY
                                ---------------

          Section 1.01.  Commitment to Lend.  Upon the terms and subject to the
                         ------------------
conditions of this Agreement, the Bank agrees to make, from time to time during the period from the Agreement Date through the Termination Date, one or more Loans of one or more Types to the Borrower in an aggregate unpaid principal amount not exceeding at any time the Commitment at such time. The Commitment on the Agreement Date is $12,500,000.

          Section 1.02.  Manner of Borrowing.  The Borrower shall give the Bank
                         -------------------
notice (which shall be irrevocable) no later than 10:00 a.m. (New York time) on,
(x) in the case of Domestic Rate Loans, the Business Day of , and, in the case of Eurodollar Rate Loans, the second Eurodollar Business Day before, the requested date for the making of such Loan. Each such notice shall be in the form of Schedule 1.02 and shall specify (a) the requested date for the making of
        -------------
the requested Loan or Loans, which shall be a Business Day and, in the case of a Eurodollar Rate Loan, a Eurodollar Business Day, (b) the amount of each such Loan, which amount shall be, in the case of each such Loan, not less than $250,000 or more than the unused Commitment and (c) the Type or Types of Loans requested. Each Loan so requested shall be disbursed by the Bank not later than 12:00 noon (New York time) on the requested date therefor in Dollars in funds immediately available to the Borrower by credit to an account of the Borrower at the Bank's Office or in such other manner as may have been specified in the applicable notice and as shall be acceptable to the Bank.

          Section 1.03.  Interest. (a)  Rates.  Unless an Event of Default is
                         --------       -----
continuing,
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CUSIP NO. 894081 10 8                                         Page  31  of  87
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               (i) each Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to:

                    (A) so long as it is a Eurodollar Rate Loan, the applicable Adjusted Eurodollar Rate plus 2.0%;

                    (B) so long as it is a Federal Funds Rate Loan (x) with respect to so much of the principal amount of such Federal Funds Rate Loan as on any day exceeds the applicable Balance Funded Amount on such day, the Federal Funds Rate plus 2.0% and (y) with respect to so much of the principal amount of such Federal Funds Rate Loan as on such day does not exceed the Balance Funded Amount on such day, the Balance Funded Rate; and

                    (C) so long as it is a Base Rate Loan (x) with respect to so much of the principal amount of such Base Rate Loan as on any day exceeds the applicable Balance Funded Amount on such day, the Alternate Base Rate and (y) with respect to so much of the principal amount of such Base Rate Loan as on such day does not exceed such Balance Funded Amount on such day, the Balance Funded Rate; and

               (ii) each other amount due and payable under the Loan Documents shall, to the maximum extent permitted by Applicable Law, bear interest at a rate per annum equal to the Base Rate as in effect from time to time. During an Event of Default (and whether before or after judgment), each Loan (whether or not due) and, to the maximum extent permitted by Applicable Law, each other amount due and payable under the Loan Documents shall bear interest at a rate per annum equal to the applicable Post-Default Rate.

          (b) Payment.  Interest shall be payable in arrears,
              -------

(i) in the case of Domestic Rate Loans, on each Interest Payment Date, (ii) in the case of Eurodollar Rate Loans, on the last day of each applicable Interest Period (and, in the case of a Eurodollar Rate Loan having an Interest Period longer than one month, at intervals of one month after the first day of such Interest Period), (iii) in the case of any Loan, when such Loan shall be due (whether at maturity, by reason of notice of prepayment or acceleration or otherwise) or converted, but only to the extent then accrued on the amount then so due or converted, and (iv) in the case of all other amounts due and payable under the Loan Documents, on demand. Interest at the Post-Default Rate shall be payable on demand.
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CUSIP NO. 894081 10 8                                         Page  32  of  87
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          (c) Conversion and Continuation.  (i) All or any part of the principal
              ---------------------------
amount of Loans of any Type may, on any Business Day, be converted into any other Type or Types of Loans, except that (A) Eurodollar Rate Loans may be converted only on the last day of an applicable Interest Period and (B) Domestic Rate Loans may be converted into Eurodollar Rate Loans only on a Eurodollar Business Day.

          (ii) Base Rate Loans shall continue as Base Rate Loans unless and until such Loans are converted into Loans of another Type. Eurodollar Rate Loans of any Type shall continue as Loans of such Type until the end of the then current Interest Period therefor, at which time they shall be automatically converted into Base Rate Loans unless the Borrower shall have given the Bank notice in accordance with Section 1.03(c)(iv) requesting either that such Loans continue as Loans of such Type for another Interest Period or that such Loans be converted into Loans of another Type at the end of such Interest Period.

          (iii) Notwithstanding anything to the contrary contained in Section 1.03(c)(i) or (ii), during an Event of Default, the Bank may notify the Borrower that Loans may only be converted into or continued as Loans of certain specified Types and, thereafter, until no Event of Default shall continue to exist, Loans may not be converted into or continued as Loans of any Type other than one or more of such specified Types.

          (iv) The Borrower shall give the Bank notice (which shall be irrevocable) of each conversion of Loans or continuation of Eurodollar Rate Loans no later than 10:00 a.m. (New York time) on, in the case of a conversion into or a continuation of Domestic Rate Loans, the Business Day of, and, in the case of a conversion into or continuation of Eurodollar Rate Loans, the second Eurodollar Business Day before, the requested date of such conversion or continuation. Each notice of conversion or continuation shall be in the form of

Schedule 1.03(c)(iv) and shall specify (A) the requested date of such conversion
- --------------------
or continuation, (B) the amount and Type and, in the case of Eurodollar Rate Loans, the last day of the applicable Interest Period of the Loans to be converted or continued and (C) the amount and Type or Types of Loans into which such Loans are to be converted or as of which such Loans are to be continued.

          (d) Limitation on Types of Loans.  Notwithstanding anything to the
              ----------------------------
contrary contained in this Agreement, the Borrower shall borrow, prepay, convert and continue Loans in a manner such that (a) the aggregate principal amount of Eurodollar Rate Loans of the same Type and having the same Interest Period shall at all times be not less than $1,000,000, (b) there shall
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CUSIP NO. 894081 10 8                                         Page  33  of  87
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not be, at any one time, more than five Interest Periods in effect with respect to Eurodollar Rate Loans of all Types.

          (e) Maximum Interest Rate.  Nothing contained in the Loan Documents
              ---------------------
shall require the Borrower at any time to pay interest at a rate exceeding the Maximum Permissible Rate. If interest payable by the Borrower on any date would exceed the maximum amount permitted by the Maximum Permissible Rate, such interest payment shall automatically be reduced to such maximum permitted amount, and interest for any subsequent period, to the extent less than the maximum amount permitted for such period by the Maximum Permissible Rate, shall be increased by the unpaid amount of such reduction. Any interest actually received for any period in excess of such maximum allowable amount for such period shall be deemed to have been applied as a prepayment of the Loans.

          Section 1.04.       Repayment.  The Loans shall mature and become due
                              ---------
and payable, and shall be repaid by the Borrower, on the Termination Date.

          Section 1.05.       Prepayments.  The Borrower may, at any time and
                              -----------
from time to time, prepay the Loans in whole or in part, without premium or penalty, but, in the case of Eurodollar Rate Loans, subject to Section 7.04, except that any partial prepayment shall be in an aggregate principal amount of at least $1,000,000. The Borrower shall give the Bank notice of each prepayment pursuant to this Section 1.05 no later than 10:00 a.m. (New York time) on (x) in the case of Domestic Rate Loans, the Business Day of, and, in the case of Eurodollar Rate Loans, the second Business Day before, the date of such prepayment. Each such notice of prepayment shall be in the form of Schedule
                                                                    --------
1.05 and shall specify (i) the date such prepayment is to be made and (ii) the
- ----
Type, amount and, in the case of Eurodollar Rate Loans, the last day of the applicable Interest Period of the Loans to be prepaid. Amounts to be prepaid pursuant to this Section 1.05 shall irrevocably be due and payable on the date specified in the applicable notice of prepayment.

          Section 1.06.       Commitment Fee; Reduction of Commitment. (a)
                              ---------------------------------------
Commitment Fee.  The Borrower shall pay to the Bank a commitment fee on the
- --------------
daily unused amount of the Commitment for each day from the Agreement Date through the Termination Date at a rate per annum of 1/4%, payable quarterly in arrears on the first Business Day of October, 1995, and of each succeeding third month, on the Termination Date and on the date of any reduction of the Commitment (to the extent accrued and unpaid on the amount of the reduction) and, after an Event of Default, on demand.
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CUSIP NO. 894081 10 8                                         Page  34  of  87
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          (b) Optional Reductions.  The Borrower may reduce the Commitment by
              -------------------
giving the Bank written notice (which shall be irrevocable) thereof no later than 10:00 a.m. (New York time) on the third Business Day before the requested date of such reduction.

          Section 1.07.       Computation of Interest and Fees.  Interest on
                              --------------------------------
Domestic Rate Loans and the commitment fee shall be computed by the "exact method", that is, by multiplying the applicable rate by the average daily principal balance outstanding (or, in the case of the commitment fee, the average daily unused portion of the Commitment) divided by 365, multiplied by the actual number of days elapsed. Interest on Eurodollar Rate Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. Interest for any period shall be calculated from and including the first day thereof to but excluding the last day thereof.

          Section 1.08.       Payments by the Borrower. (a)  Time, Place and
                              ------------------------       ---------------
Manner.  All payments due to the Bank under the Loan Documents shall be made to
- ------
the Bank, or to such other Person as the Bank may designate, at the Bank's Office or at such other address as the Bank may designate. A payment shall not be deemed to have been made on any day unless such payment has been received by the required Person, at the required place of payment, in Dollars in funds immediately available to such Person, no later than 12:00 noon (New York time) on such day.

          (b) No Reductions.  All payments due to the Bank under the Loan
              -------------
Documents, and all other terms, conditions, covenants and agreements to be observed and performed by the Borrower thereunder, shall be made, observed or performed by the Borrower without any reduction or deduction whatsoever, including any reduction or deduction for any set-off, recoupment, counterclaim (whether sounding in tort, contract or otherwise) or Tax.

          (c) Authorization to Charge Accounts.  The Borrower hereby authorizes
              --------------------------------
the Bank, if and to the extent any amount payable by the Borrower or any other Loan Party under the Loan Documents is not otherwise paid when due, to charge such amount against any or all of the accounts of the Borrower with the Bank or any of its Affiliates (whether maintained at a branch or office located within or without the United States), with the Borrower remaining liable for any deficiency.

          (d) Extension of Payment Dates.  Whenever any payment to the Bank
              --------------------------
under the Loan Documents shall be due (otherwise than by reason of acceleration) on a day that is not a Business Day, the date of payment thereof shall be extended to the next succeeding Business Day. If the date for any payment under the
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CUSIP NO. 894081 10 8                                         Page  35  of  87
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Loan Documents is extended (whether by operation of any Loan Document,
Applicable Law or otherwise), such payment shall bear interest for such extended time at the rate of interest applicable hereunder.

          Section 1.09.       Evidence of Indebtedness.  The Loans and the
                              ------------------------
Borrower's obligation to repay the Loans with interest in accordance with the terms of this Agreement shall be evidenced by this Agreement, the records of the Bank and a single Note. The records of the Bank shall be prima facie evidence of the Loans and accrued interest thereon and all payments made in respect thereof.

          Section 1.10.       Closing Fees; Closing Expenses.  The Borrower
                              ------------------------------
shall pay to the Bank a "Closing Fee", in the unrefundable amount of $25,000 simultaneously with the execution of this Agreement, and shall also pay, simultaneously with the execution of this Agreement and upon presentation of a statement therefor all reasonable legal costs and expenses billed by Messrs. Winthrop, Stimson, Putnam & Roberts as of the Agreement Date (the "Legal Bill") which are reimbursable under Section 8.02, by check payable to Messrs. Winthrop, Stimson, Putnam & Roberts.

                                   ARTICLE 2
                   CONDITIONS TO ENTERING INTO THIS AGREEMENT
                   ------------------------------------------

          Section 2.01.  Conditions to Entering into This Agreement.  The
                         ------------------------------------------
obligation of the Bank to enter into this Agreement is subject to its receipt of each of the following, in form and substance and, in the case of the materials referred to in clauses (a), (c), (d) and (e), certified in a manner satisfactory to the Bank (and any Secretary of State certificate to be of recent date):

          (a) a certificate of any officer of the general partner of the General Partner of the Borrower, dated the Agreement Date, substantially in the form of

Schedule 2.01(a), and the resolutions, incorporation documents and partnership
- ----------------
agreements referred to in such certificate;

          (b) an opinion of counsel for the Borrower, dated the Agreement Date, in the form of Schedule 2.01(b);
               ----------------

          (c) a negotiating representative's certificate in the form of Schedule
                                                                        --------
2.01(c) of the negotiating representative of the general partner of the General
- -------
Partner of the Borrower;
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CUSIP NO. 894081 10 8                                         Page  36  of  87
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          (d) a copy of each Governmental Approval and other consent or approval listed on Schedule 3.03;
          -------------

          (e) a certificate in the form of Schedule 2.01(e) of any officer of
                                           ----------------
the general partner of the General Partner of the Borrower, dated the Agreement Date, setting forth the manner and degree of detail in which the Borrower will make the calculations required to establish compliance with Section 4.04;

          (f) this Agreement, the Note, the Security Agreement and the Assignment of Certificate of Deposit, each duly executed by every Loan Party thereto;

          (g) either (i) such duly executed UCC-1 financing statements and other documents as the Bank may request, the filing or recordation of which is necessary or appropriate in the Bank's determination to create or perfect a security interest in the Collateral under Applicable Law, or (ii) evidence of the filing or recordation of the same in such offices as the Bank shall have specified;

          (h) such instruments and other documents as the Bank may request, the possession of which is necessary or appropriate in the Bank's determination to create or perfect the Security Interest in the Collateral under Applicable Law;

          (i) payment of the Closing Fee and Legal Bill referred to at Section 1.10; and

          (j) a "Capital Call Notice" in the form of Schedule C to the Security
                                                     ----------
Agreement, duly executed in blank with respect to each of the Pledged Capital Commitments.

          Section 2.02.       Conditions to Each Loan.  The obligation of the
                              -----------------------
Bank to make each Loan, including the Initial Loan, is subject to the determination of the Bank, in its reasonable discretion, that each of the following conditions have been fulfilled:

          (a) except in the case of the Initial Loan, the Bank shall have received a notice of borrowing with respect to such Loan complying with the requirements of Section 1.02;

          (b) the Bank shall have received (x) the Certificate of Deposit and
(y) such other Eligible Pledged Instrument, in each case in the amounts set forth on Schedule 3.08;
         -------------

          (c) each Loan Document Representation and Warranty shall be true and correct in all material respects, at and as of the time such Loan is to be made, both with and without giving
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CUSIP NO. 894081 10 8                                         Page  37  of  87
          -----------                                              ----    ----

effect to such Loan and all other Loans to be made at such time and to the application of the proceeds thereof;

          (d) no Default shall have occurred and be continuing at the time such Loan is to be made or would result from the making of such Loan and all other Loans to be made at such time or from the application of the proceeds thereof;

          (e) the Bank shall have received such materials as it may have requested pursuant to Section 5.01(d);

          (f) such Loan will not contravene any Applicable Law applicable to the Bank; and

          (g) all legal matters incident to such Loan and the other transactions contemplated by the Loan Documents shall be reasonably satisfactory to Messrs. Winthrop, Stimson, Putnam Roberts, counsel for the Bank.

          Each notice of borrowing shall constitute a Representation and Warranty by the Borrower made as of the time of the making of the requested Loans that the conditions specified in clauses (b) and (c) have been fulfilled as of such time, except, in the case of clause (c), for Defaults of which the Borrower shall have notified the Bank prior to 5:00 p.m. (New York time) on the Business Day before the requested date for the making of such Loans.


                                   ARTICLE 3

                     CERTAIN REPRESENTATIONS AND WARRANTIES
                     --------------------------------------


          In order to induce the Bank to enter into this Agreement and to make each Loan, the Borrower represents and warrants as follows:

          Section 3.01.       Organization; Power; Qualification.  Each of the
                              ----------------------------------
Borrower and the General Partner is a limited partnership and the general partner of the General Partner and each Significant Subsidiary is a corporation, duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization or incorporation, and each such Person has the partnership or corporate power and authority to own its respective properties and to carry on its respective businesses as now being and hereafter proposed to be conducted and is duly qualified and in good standing as a foreign partnership or corporation, and is authorized to do business, in all jurisdictions in which the character of its respective
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CUSIP NO. 894081 10 8                                         Page  38  of  87
          -----------                                              ----    ----

properties or the nature of its respective businesses requires such qualification or authorization, except for qualifications and authorizations the lack of which, singly or in the aggregate, has not had and will not have a Materially Adverse Effect on (a) the Borrower and its Subsidiaries taken as a whole, (b) the Loan Documents or (c) the Collateral.

          Section 3.02.       Organization Chart.  As of the Agreement Date, and
                              ------------------
thereafter subject only to changes as to which the Bank shall have received written notice (except that no notice of changes of the general partner of the General Partner shall be required):

          (a) Schedule 3.02(a) fully and accurately sets forth, in the form of
              ----------------
an organizational chart,

               (i) the controlling equityholders (each a "Controlling Owner") of each of the following (each a "Controlled Person"):

               (A) the general partner of the General Partner;

               (B)  the General Partner;

               (C)  the Borrower; and

               (D) if any, each other Significant Subsidiary of the Borrower;

               (ii) the organizational form and jurisdiction of each Controlled Person and Controlling Owner;

               (iii) the percentage of the various classes of Capital Securities of each Controlled Person (other than Hyperion Funding II Corp. and the General Partner) owned by each Controlling Owner or any other Affiliate of the Borrower; and

               (iv) the general partner of the General Partner.

          (b) The Borrower has the unrestricted right to vote, and (subject to limitations imposed by Applicable Law) to receive dividends and distributions on, all Capital Securities of Controlled Persons owned by the Borrower.

          (c) All Capital Securities of the Controlled Persons owned by any Controlling Owner have been duly authorized and issued and are fully paid and nonassessable, except (i) for amounts required to be contributed upon a future capital call by the Borrower or the General Partner under its respective
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CUSIP NO. 894081 10 8                                         Page  39  of  87
          -----------                                              ----    ----

partnership agreement, or (ii) as otherwise set forth in Schedule 3.02(a).
                                                         ----------------

          Section 3.03.  Authorization; Enforceability; Required Consents;
                         -------------------------------------------------
Absence of Conflicts.  Each Loan Party and, as applicable, the General Partner,
- --------------------
has the power, and has taken all necessary action (including, any necessary partnership or stockholder action) to authorize each Loan Party to execute, deliver and perform in accordance with their respective terms, the Loan Documents to which such Loan Party is a party and, in the case of the Borrower, to borrow hereunder in the unused amount of the Commitment. This Agreement has been duly executed and delivered by or on behalf of the Borrower and is, and each of the other Loan Documents to which any Loan Party is a party, when executed and delivered to the Bank by or on behalf of such Loan Party, will be, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms. The execution, delivery and performance in accordance with their respective terms by or on behalf of the Loan Parties of the Loan Documents to which they are parties, and each borrowing hereunder do not and (absent any change in any Applicable Law or applicable Contract) will not (a) require any Governmental Approval or any other consent or approval, including any consent or approval of any Subsidiary or any consent or approval of the partners or stockholders, as the case may be, of the Borrower or any Affiliate, other than Governmental Approvals and other consents and approvals either (i) that have been obtained, are final and not subject to review on appeal or to collateral attack, are in full force and effect and, in the case of any such required under any Applicable Law or Contract as in effect on the Agreement Date, are listed on Schedule 3.03, or (ii) the absence of which
                                     -------------
is not reasonably expected to have, singly or in the aggregate, a Material Adverse Effect on (x) the Loan Documents, (y) the Borrower and its Subsidiaries taken as a whole or (z) the Collateral, or (b) violate or conflict with, result in a breach of, constitute a default under, or result in or require the creation of any Lien (other than the Security Interest) upon any assets of the Borrower or any Subsidiary under, (i) any Contract to which the Borrower or any Subsidiary is a party or by which any of them or any of their respective properties may be bound or (ii) any Applicable Law.

          Section 3.04.  Litigation.  Except as set forth on Schedule 3.04,
                         ----------                          -------------
there are not, in any court or before any arbitrator of any kind or before or by any governmental or nongovernmental body, any actions, suits or proceedings, pending or, to the knowledge of the Borrower after due inquiry, threatened against or affecting (a) the Borrower or any Subsidiary or any of their respective businesses or properties or, (b) any Loan Document or (c) the Collateral, except actions, suits or

CUSIP NO. 894081 10 8                                         Page  40  of  87
          -----------                                              ----    ----

proceedings, that are not reasonably expected to have, singly or in the aggregate, a Materially Adverse Effect on (x) the Borrower and its Subsidiaries taken as a whole, (y) any Loan Document or (z) the Collateral.

          Section 3.05.  Burdensome Provisions.  Neither the Borrower nor any
                         ---------------------
Subsidiary is a party to or bound by any Contract or Applicable Law, compliance with which is reasonably expected to have a Materially Adverse Effect on (a) the Borrower and its Subsidiaries taken as a whole, (b) any Loan Document or (c) the Collateral.

          Section 3.06.  No Adverse Change or Event.  Since the Agreement Date,
                         --------------------------
no change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or any Subsidiary has occurred, and no event has occurred or failed to occur, that has had or is reasonably expected to have, either alone or in conjunction with all other such changes, events and failures, a Materially Adverse Effect on (a) the Borrower and its Subsidiaries taken as a whole, (b) any Loan Document or (c) the Collateral.
Such an adverse change may have occurred, and such an event may have occurred or failed to occur, at any particular time notwithstanding the fact that at such time no Default shall have occurred and be continuing.

          Section 3.07.  Additional Adverse Facts.  Except for facts and
                         ------------------------
circumstances disclosed on Schedule 3.04 or Schedule 3.07, no fact or
                           -------------    -------------
circumstance is known to the Borrower, as of the Agreement Date, that, either alone or in conjunction with all other such facts and circumstances, has had or is reasonably expected to have (so far as the Borrower and its Subsidiaries can foresee) a Materially Adverse Effect on (a) the Borrower and its Subsidiaries taken as a whole, (b) any Loan Document or (c) the Collateral. If a fact or circumstance disclosed on such Schedules or in such notes should in the future have a Materially Adverse Effect on (x) the Borrower and its Subsidiaries taken as a whole, (y) any Loan Document or (z) the Collateral, such Materially Adverse Effect shall be a change or event subject to Section 3.06 notwithstanding such disclosure.

          Section 3.08.  Capital Commitments.  Subject to Permitted Partnership
                         -------------------
Transfers and Permitted Partnership Admissions occurring after the Agreement Date, set forth in Schedule 3.08 is (a) the complete and correct list of the
                   -------------
general and limited partners of the Borrower; (b) the full and correct amount of each such partner's Capital Commitment, Unused Capital Commitment (as of the Agreement Date) and Pledged Capital Commitment; and (c) the full and correct aggregate of all such partners' Capital Commitments, Unused Capital Commitments (as of the Agreement Date) and Pledged Capital Commitments.

CUSIP NO. 894081 10 8                                         Page  41  of  87
          -----------                                              ----    ----

                                 ARTICLE 4
                               CERTAIN COVENANTS
                               -----------------
          From the Agreement Date and until the Repayment Date,

     A.   The Borrower shall and shall cause each Subsidiary to:
          -----------------------------------------------------

          Section 4.01.  Preservation of Existence and Properties, Scope of
                         --------------------------------------------------
Business, Compliance with Law, Payment of Taxes and Claims, Preservation of
- ---------------------------------------------------------------------------
Enforceability. (a) Preserve and maintain its partnership or corporate
- --------------
existence, as the case may be, and all of its other franchises, licenses, rights and privileges, (b) preserve, protect and obtain all Intellectual Property, and preserve and maintain in good repair, working order and condition all other properties, required for the conduct of its business, (c) engage only in businesses contemplated by paragraph 2.4 of the Borrower's Partnership Agreement, (d) comply with Applicable Law, (e) pay or discharge when due all Taxes that might become a Lien on any of its properties and (f) take all action and obtain all consents and Governmental Approvals required so that its obligations under the Loan Documents will at all times be legal, valid and binding and enforceable in accordance with their respective terms, provided that this Section 4.01 (other than clauses (a), in so far as it requires any Loan Party to preserve its partnership or corporate existence, (c) and (f)) shall not apply in any circumstance where noncompliance, together with all other noncompliances with this Section 4.01, will not have a Materially Adverse Effect on (i) the Borrower and its Subsidiaries taken as a whole, (ii) any Loan Document or (iii) the Collateral.

          Section 4.02.  Use of Proceeds.  Use the proceeds of the Loans only
                         ---------------
for the purposes set forth in Paragraph 2.4 of the Borrower's Partnership Agreement. None of the proceeds of any of the Loans shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     B.   The Borrower shall not, and shall not permit any Subsidiary to,
          ---------------------------------------------------------------
directly or indirectly:
- ----------------------

          Section 4.03.  Liens.  Fail to keep free from any Liens (other than
                         -----
the Lien of the Security Interest) the Borrower's right, title or interest to or in an amount of the Unused Capital Commitment equal to at least two hundred percent (200%) of the

CUSIP NO. 894081 10 8                                         Page  42  of  87
          -----------                                              ----    ----

Commitment, provided, however, that if, notwithstanding this Section 4.03, any
            --------  -------
Lien in violation of this Section shall be created or arise, the obligations and liabilities of the Loan Parties under the Loan Documents shall, to the extent such Lien attaches to any asset that does not constitute Collateral or to any asset with respect to which such Lien would be prior to the Security Interest, automatically be secured by such Lien equally and ratably with the other obligations and liabilities secured thereby, and the holder of such other obligations and liabilities, by accepting such Lien, shall be deemed to have agreed thereto and to share with the Bank, on that basis, the proceeds of such Lien, whether or not the Bank's security interest shall be perfected, provided,
                                                                      --------
further, however, that notwithstanding such equal and ratable securing and
- -------  -------
sharing, the existence of such Lien shall constitute a default by the Borrower in the performance or observance of this Section 4.03.

     C.   The Borrower shall not at any time:
          ----------------------------------

          Section 4.04.  Net Worth to Total Debt Ratio.  Permit the ratio of Net
                         -----------------------------
Worth to Total Debt to be less than 2.0 to 1.0; provided that this Section 4.04 shall not apply at any time on or prior to December 31, 1995 so long as (x) the aggregate amount of the Unused Capital Commitments, the Borrower's right, title and interest in which are free from all Liens (other than the Lien of the Security Interest), at such time is not less than $50,000,000 or (y) Net Worth is not less than $6,250,000.

                                   ARTICLE 5
                      FINANCIAL STATEMENTS AND INFORMATION
                      ------------------------------------

          Section 5.01.  Financial Statements and Information to Be Furnished.
                         ----------------------------------------------------
From the Agreement Date and until the Repayment Date (except as otherwise set forth below), the Borrower shall furnish, or cause to be furnished, to the Bank:

          (a) Quarterly Unaudited Financial Statements; Officer's Certificate.
              ----------------------------------------- ---------------------
As soon as available and in any event within 90 days after the close of each of the first three quarterly accounting periods in each fiscal year of the
Borrower:

               (i) separate unaudited statement of financial condition and balance sheets, as applicable, of the Borrower and each of its Significant Subsidiaries as at the end of such quarterly period and the related separate unaudited statements of income, partners' capital and retained earnings, as applicable, of the Borrower and such

CUSIP NO. 894081 10 8                                         Page  43  of  87
          -----------                                              ----    ----

     Subsidiaries for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year; and

               (ii) a certificate with respect thereto of an officer of the general partner of the General Partner or of the chief financial officer of the Borrower in the form of Schedule 5.01(a)(ii).
                                 --------------------

          (b)  Year-End Audited Financial Statements; Accountants' and Officer's
               -----------------------------------------------------------------
Certificates.  As soon as available and in any event within 120 days after the
- ------------
end of each fiscal year of the Borrower, in each case audited by an independent certified public accountant of recognized standing reasonably satisfactory to the Bank:

               (i) a separate audited statement of financial condition of the Borrower and consolidated statement of financial condition and balance sheets, as applicable, of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and the related audited statements of income, partners' capital, retained earnings and cash flows, as applicable, of the Borrower and of the Borrower and its Consolidated Subsidiaries (on a consolidated and, if prepared, consolidating basis) for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year;

               (ii) a report of an independent certified public accountants of recognized standing satisfactory to the Bank, on the financial statements referred to in clause (i), which report shall be in scope and substance reasonably satisfactory to the Bank; and

               (iii) a certificate of a representative of the Borrower in the form of Schedule 5.01(b)(iii).
             ---------------------

          (c) Reports, Filings, and Communications. (i) Promptly upon receipt
              ------------------------------------
thereof, copies of all reports, if any, submitted to the Borrower or any Significant Subsidiary, the general partner of the Borrower, or the Board of Directors of any Significant Subsidiary, by its independent certified public accountants in connection with an examination of the financial statements of the Borrower or such Significant Subsidiary made by such accountants, including any management letter; and (ii) as soon as practicable, copies of all such financial statements and reports as the Borrower or any Significant Subsidiary shall send to its stockholders and of all registration statements and all regular

CUSIP NO. 894081 10 8                                         Page  44  of  87
          -----------                                              ----    ----

or periodic reports that the Borrower or any Significant Subsidiary shall file, or may be required to file, with the Securities and Exchange Commission or any successor commission.

          (d) Requested Information.  From time to time and promptly upon
              ---------------------
request of the Bank, such Information regarding the Loan Documents, the Loans, the Collateral (as defined in the Security Agreement) and the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower and the Subsidiaries as the Bank may reasonably request, in each case in form and substance and certified in a manner reasonably satisfactory to the Bank.

          (e) Notice of Defaults, Material Adverse Changes and Other Matters.
              --------------------------------------------------------------
Prompt notice of: (i) any Default, (ii) the acquisition or formation of a new Significant Subsidiary of the Borrower and, in the case of each such new Significant Subsidiary, its name, jurisdiction of incorporation, the percentages of the various classes of its Capital Securities owned by the Borrower or any other of its Subsidiaries whether or not such new Significant Subsidiary is a Consolidated Subsidiary of the Borrower, (iii) any change in the name of any such Significant Subsidiary, its jurisdiction of incorporation, the percentages of the various classes of its Capital Securities owned by the Borrower or another Subsidiary, its status as a Consolidated or non-Consolidated Subsidiary or as a Significant or non-Significant Subsidiary, (iv) the commencement of, or the occurrence or nonoccurrence of any change or event relating to, any action, suit, proceeding or investigation that would cause the Representation and Warranty contained in Section 3.04 to be incorrect in any material respect if made at such time, (v) the occurrence or nonoccurrence of any change or event that would cause the Representation and Warranty contained in Section 3.06 to be incorrect if made at such time, and (vi) any amendment of the partnership agreement of the Borrower.

          Section 5.02.  Accuracy of Financial Statements and Information.
                         ------------------------------------------------

          (a) Future Financial Statements.  The financial statements delivered
              ---------------------------
pursuant to Section 5.01(a) or (b) (subject, in the case of unaudited statements, to year-end audit adjustments) shall be complete and correct, in all material respects, and present fairly, in accordance with Generally Accepted Accounting Principles, except for changes therein or therefrom that are described in the certificate or report accompanying such statements and that have been approved in writing by the Borrower's then current independent certified public accountants, the financial position of the Borrower and the consolidated financial position of the Borrower and its

CUSIP NO. 894081 10 8                                         Page  45  of  87
          -----------                                              ----    ----

Consolidated Subsidiaries, as applicable, as at their respective dates and the related results of operations, retained earnings and cash flows for the respective periods to which such statements relate, and the furnishing of the same to the Bank shall constitute a representation and warranty by the Borrower made on the date the same are furnished to the Bank to that effect and to the further effect that, except as disclosed or reflected in such financial statements (including the notes thereto), as at the respective dates thereof, neither the Borrower nor any Subsidiary had any liability, contingent or otherwise, nor any unrealized or anticipated loss, that, singly or in the aggregate, has had or is reasonably expected to have a Materially Adverse Effect on the Borrower and its Subsidiaries taken as a whole.

          (b) Historical Information.  The Borrower hereby represents and
              ----------------------
warrants that all Information furnished to the Bank by or on behalf of the Borrower or any Subsidiary prior to the Agreement Date in connection with or pursuant to the Loan Documents and the relationships established thereunder, at the time the same was so furnished, but in the case of Information dated as of a prior date, as of such date, (i) in the case of any such prepared in the ordinary course of business, was complete and correct in all material respects in the light of the purpose prepared, and, in the case of any such the preparation of which was requested by the Bank, was complete and correct in all material respects to the extent necessary to give the Bank true and accurate knowledge of the subject matter thereof, (ii) did not contain any untrue statement of a material fact, and (iii) did not omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made.

          (c)       Future Information.  All Information furnished to the Bank
                    ------------------
by or on behalf of the Borrower or any Subsidiary on or after the Agreement Date in connection with or pursuant to the Loan Documents or in connection with or pursuant to any amendment or modification of, or waiver of rights under, the Loan Documents, shall, at the time the same is so furnished, but in the case of Information dated as of a prior date, as of such date, (i) in the case of any Information prepared in the ordinary course of business, be complete and correct in all material respects in the light of the purpose prepared, and, in the case of any Information required by the terms of the Loan Documents or the preparation of which was requested by the Bank, be complete and correct in all material respects to the extent necessary to give the Bank true and accurate knowledge of the subject matter thereof, (ii) not contain any untrue statement of a material fact, and (iii) not omit to state a material fact necessary in order to make the statements contained therein not misleading in

CUSIP NO. 894081 10 8                                         Page  46  of  87
          -----------                                              ----    ----

the light of the circumstances under which they were made, and the furnishing of the same to the Bank shall constitute a representation and warranty by the Borrower made on the date the same are so furnished to the effect specified in clauses (i), (ii) and (iii).

          Section 5.03.  Additional Covenants Relating to Disclosure.  From the
                         -------------------------------------------
Agreement Date and until the Repayment Date, the Borrower shall and shall cause each of its Subsidiaries to:

          (a) Accounting Methods and Financial Records.  Maintain a system of
              ----------------------------------------
accounting, and keep such books, records and accounts (which shall be true and complete in all material respects), as may be required or necessary to permit
(i) the preparation of financial statements required to be delivered pursuant to
Section 5.01(a) and (ii) the determination of the compliance of the Borrower and its Subsidiaries with the terms of the Loan Documents.

          (b) Visits and Inspections.  Permit, or, in the case of properties,
              ----------------------
books, records or Persons not within its immediate control, promptly take such actions as are reasonably practicable in order to permit, representatives (whether or not officers or employees) of the Bank, from time to time, as often as may be reasonably requested, to (i) visit and inspect any properties of the Borrower and each Subsidiary, (ii) inspect and make extracts from the books and records of the Borrower and each Subsidiary, including management letters prepared by their respective independent certified public accountants, and (iii) discuss with any Person, including the principal officers and the independent certified public accountants of the Borrower and each Subsidiary, the respective businesses, assets, liabilities, financial conditions, results of operations and business prospects of the Borrower and each Subsidiary.

                                   ARTICLE 6
                                    DEFAULT
                                    -------
          Section 6.01.  Events of Default.  Each of the following shall
                         -----------------
constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of the Borrower or any Subsidiary, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

CUSIP NO. 894081 10 8                                         Page  47  of  87
          -----------                                              ----    ----

          (a) Any payment of principal of or interest on any of the Loans or the Note or of the commitment fee shall not be made when and as due (whether at maturity, by reason of notice of prepayment or acceleration or otherwise) and in accordance with the terms of this Agreement and the Note (and, in the case of interest, such default shall continue unremedied for a period of 10 days);

          (b) Any Loan Document Representation and Warranty shall at any time prove to have been incorrect or misleading in any material respect when made;

          (c) (i) The Borrower shall default in the performance or observance of

               (A)  any term, covenant, condition or agreement contained in
     Section 4.01(a) (insofar as such Section requires the preservation of the partnership existence of the Borrower, and any change in the membership of the partnership that is the Borrower or any change in the Capital Commitment of any member of such partnership (other than a change in membership or change in the Capital Commitment of a member in connection with a Permitted Partnership Transfer or a Permitted Partnership Admission) shall be deemed a default of this requirement), 4.01(f), 4.02 through 4.04, 5.01(e)(i) or 5.03(b); or

               (B) any term, covenant, condition or agreement contained in this Agreement (other than a term, covenant, condition or agreement a default in the performance or observance of which is elsewhere in this Section specifically dealt with) and, if capable of being remedied, such default shall continue unremedied for a period of 10 days after written notice shall have been given by the Bank to the Borrower; or

          (ii) Any Loan Party shall default in the performance or observance of:

               (A)  any term, covenant, condition or agreement contained in
     Section 1 or 3 of the Security Agreement or an Event of Default (as defined in the Security Agreement) shall occur; or

               (B) any term, covenant, condition or agreement contained in any Loan Document (other than any term, covenant, condition or agreement a default in the performance or observance of which is elsewhere in this Section specifically dealt with) and, if capable of being remedied, such default shall continued unremedied for 10

CUSIP NO. 894081 10 8                                         Page  48  of  87
          -----------                                              ----    ----

     days after written notice shall have been given by the Bank to the Loan Party that is the party to such Loan Document requiring that such default be cured;

          (d) With respect to any Debt (other than the Loans or Notes or the Debt of Subsidiaries that are not Significant Subsidiaries) the aggregate outstanding principal amount of which exceeds $500,000: (i) the Borrower or any Significant Subsidiary shall fail to pay, in accordance with its terms and when due and payable, the principal of or interest on such Debt, and, with respect to such Debt of a Significant Subsidiary, such failure shall not be waived and shall continue beyond any applicable grace period, (ii) the maturity of such Debt shall have been accelerated, or shall have been required to be prepaid prior to the stated maturity thereof, in accordance with the provisions of any Contract evidencing, providing for the creation of or concerning such Debt, and, with respect to such Debt of a Significant Subsidiary, such acceleration or prepayment requirement shall not have been waived or revoked or (iii) (A) any one or more events shall have occurred and be continuing that permits (or, with the passage of time or the giving of notice or both, would permit) any holder or holders of such Debt, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate the maturity or require any prepayment of such Debt, (B) if the Contract or Contracts evidencing, providing for the creation of or concerning such Debt provides for a cure period for such event, such event shall not be cured or waived prior to the end of such cure period and (C) with respect to such Debt of a Significant Subsidiary, such event shall not be waived at or after the end of such cure period;

          (e) A default by Borrower or any Significant Subsidiary shall be continuing under any Contract (other than a Contract relating to Debt to which clause (d) of this Section 6.01 is applicable) binding upon the Borrower or any Subsidiary, except a default that, together with all other such defaults, has not had and is not reasonably expected to have a Materially Adverse Effect on
(i) the Borrower and its Subsidiaries taken as a whole, (ii) any Loan Document or (iii) the Collateral;

          (f) (i) The Borrower or any Significant Subsidiary shall (A) commence a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect), (B) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, (C) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (D) apply for, or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking

CUSIP NO. 894081 10 8                                         Page  49  of  87
          -----------                                              ----    ----

of possession by, a receiver, custodian, trustee, liquidator or the like of itself or of a substantial part of its assets, domestic or foreign, (E) admit in writing its inability to pay, or generally not be paying, its debts (other than those that are the subject of bona fide disputes) as they become due, (F) make a general assignment for the benefit of creditors, or (G) take any corporate action for the purpose of effecting any of the foregoing; or

          (ii) (A) A case or other proceeding shall be commenced against the Borrower or any Significant Subsidiary seeking (1) relief under the Federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or (2) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or any such Subsidiary, or of all or any substantial part of the assets, domestic or foreign, of the Borrower or any such Subsidiary, and such case or proceeding shall continue undismissed or unstayed for a period of 30 days, or (B) an order granting the relief requested in such case or proceeding against the Borrower or any Significant Subsidiary (including an order for relief under such Federal bankruptcy laws) shall be entered;

          (g) A judgment or order for the payment of money shall be entered against the Borrower or any Subsidiary by any court, and either (i) such judgment or order shall continue undischarged and unstayed for a period of 30 days in which the aggregate amount of all such judgments and orders exceeds $500,000 or (ii) enforcement proceedings shall have been commenced upon judgments or orders in an aggregate amount in excess of $500,000;

          (h) Any Loan Party or any Affiliate of any Loan Party asserts, or any Loan Party or any Affiliate of any Loan Party institutes any proceedings seeking to establish, or any other Person obtains a final judgment to the effect, that
(A) any provision of the Loan Documents is invalid, not binding or unenforceable or (B) the Security Interest is not a valid and perfected first priority security interest in the Collateral; or

          (i)       The death of Lewis S. Ranieri.

          Section 6.02.  Remedies Upon Event of Default.  During the continuance
                         ------------------------------
of any Event of Default (other than one specified in Section 6.01(f)) and in every such event, the Bank, upon notice to the Borrower, may do either or both of the following: (a) declare, in whole or, from time to time, in part, the principal of and interest on the Loans and the Notes and all other amounts owing under the Loan Documents to be, and the Loans

CUSIP NO. 894081 10 8                                         Page  50  of  87
          -----------                                              ----    ----

and the Notes and all such other amounts shall thereupon and to that extent become, due and payable and (b) terminate, in whole or, from time to time, in part, the Commitment. Upon the occurrence of an Event of Default specified in
Section 6.01(f), automatically and without any notice to the Borrower, (a) the principal of and interest on the Loans and the Notes and all other amounts owing under the Loan Documents shall be due and payable and (b) the Commitment shall terminate. Presentment, demand, protest or notice of any kind (other than the notice provided for in the first sentence of this Section 6.02) are hereby expressly waived.

                                   ARTICLE 7
                     ADDITIONAL CREDIT FACILITY PROVISIONS
                     -------------------------------------

          Section 7.01. Mandatory Suspension and Conversion of Eurodollar Rate
                        ------------------------------------------------------
Loans.  The Bank's obligation to make, continue or convert into Eurodollar Rate
- -----
Loans of any Type shall be suspended, all such Bank's outstanding Loans of that Type shall be converted on the last day of their applicable Interest Periods (or, if earlier, in the case of clause (c) below, on the last day the Bank may lawfully continue to maintain Loans of that Type or, in the case of clause (d) below, on the day determined by the Bank to be the last Business Day before the effective date of the applicable restriction) into, and all pending requests for the making or continuation of or conversion into Loans of such Type by the Bank shall be deemed requests for, Base Rate Loans, if:

          (a) on or prior to the determination of an interest rate for a Eurodollar Rate Loan of that Type for any Interest Period, the Bank determines that for any reason appropriate information is not available to it for purposes of determining the Adjusted Eurodollar Rate for such Interest Period;

          (b) on or prior to the first day of any Interest Period for a Eurodollar Rate Loan of that Type, the Bank determines that the Adjusted Eurodollar Rate for such Interest Period would not accurately reflect its cost of making, continuing or converting into a Eurodollar Rate Loan of such Type for such Interest Period;

          (c) at any time the Bank determines that any Regulatory Change makes it unlawful or impracticable for the Bank or its applicable Lending Office to make, continue or convert into any Eurodollar Rate Loan of that Type, or to comply with its obligations hereunder in respect thereof; or

CUSIP NO. 894081 10 8                                         Page  51  of  87
          -----------                                              ----    ----

     (d) the Bank determines that, by reason of any Regulatory Change, the Bank or its applicable Lending Office is restricted, directly or indirectly, in the amount that it may hold of (i) a category of liabilities that includes deposits by reference to which, or on the basis of which, the interest rate applicable to Eurodollar Rate Loans of that Type is directly or indirectly determined or (ii) the category of assets that includes Eurodollar Rate Loans of that Type.

The Bank shall promptly notify the Borrower of (i) the existence or occurrence of any condition or circumstance specified above and (ii) the cessation of the existence of any such condition or circumstance, but the failure by the Bank to give any such notice specified in clause (i) or (ii) shall not affect the Bank's rights hereunder.

          Section 7.02.  Regulatory Changes.  If in the determination of the
                         ------------------
Bank (a) any Regulatory Change shall directly or indirectly (i) reduce the amount of any sum received or receivable by the Bank with respect to any Loan or the return to be earned by the Bank on any Loan, (ii) impose a cost on the Bank or any Affiliate of the Bank that is attributable to the making or maintaining of, or the Bank's commitment to make, any Loan, (iii) require the Bank or any Affiliate of the Bank to make any payment on or calculated by reference to the gross amount of any amount received by the Bank under any Loan Document or (iv) reduce, or have the effect of reducing, the rate of return on the capital of the Bank or any Affiliate of the Bank that the Bank or such Affiliate is required to maintain on account of any Loan or the Bank's commitment to make any Loan and
(b) such reduction, increased cost or payment shall not be fully compensated for by an adjustment in the applicable rates of interest payable under the Loan Documents (including, without limitation, any adjustment to the Reserve Requirement), then within 15 days after request by the Bank the Borrower shall pay to the Bank such additional amounts as the Bank determines will, together with any adjustment in the applicable rates of interest payable hereunder, fully compensate for such reduction, increased cost or payment. The Bank will promptly notify the Borrower of any Regulatory Change of which it has knowledge that will entitle the Bank to compensation pursuant to this Section 7.01, but the failure to give such notice shall not affect the Bank's right to such compensation. If such Regulatory Change shall cease to apply to the Bank, the Bank shall promptly notify the Borrower. The Borrower will not be required to compensate the Bank for any such increased cost or payment under this Section
7.02 incurred by the Bank more than 3 months prior to the Bank's request to the Borrower for such compensation.

CUSIP NO. 894081 10 8                                         Page  52  of  87
          -----------                                              ----    ----

          Section 7.03.  Capital Requirements.  If, in the determination of the
                         --------------------
Bank, the Bank or any Affiliate of the Bank is required, under Applicable Law, interpretations, directives, requests and guidelines (whether or not having the force of law), to maintain capital on account of any Loan or the Bank's commitment to make any Loan in a greater amount than the Bank or such Affiliate would otherwise have been required to maintain on account of such Loan or commitment under Applicable Law, interpretations directives, requests or guidelines as in effect on the Agreement Date, then, upon request by the Bank, the Borrower shall from time to time thereafter pay to the Bank such additional amounts as the Bank determines will fully compensate for any reduction in the rate of return on the capital that the Bank or such Affiliate is so required to maintain on account of such Loan or commitment suffered as a result of such additional capital requirement. Such additional amounts shall be payable, in the case of those applicable to prior periods, within 15 days after request by the Bank for such payment, provided, however, that the Borrower shall only be
                           --------  -------
required to compensate the Bank under this Section 7.02 if the Bank notifies Borrower within three months after the occurrence of the relevant circumstance and the determination of the Bank that such occurrence has caused a reduction in the rate of return on the capital maintained on account of such loans or commitment.

          Section 7.04.  Funding Losses.  The Borrower shall pay to the Bank,
                         --------------
upon request, such amount or amounts as the Bank determines are necessary to compensate it for any actual loss, cost or expense incurred by it as a result of
(a) any payment, prepayment or conversion of a Eurodollar Rate Loan on a date other than the last day of an Interest Period for such Eurodollar Rate Loan or
(b) a Eurodollar Rate Loan for any reason not being made or converted, or any payment of principal thereof or interest thereon not being made, on the date therefor determined in accordance with the applicable provisions of this Agreement. At the election of the Bank, and without limiting the generality of the foregoing, but without duplication, such compensation on account of losses may include an amount equal to the excess of (i) the interest that would have been received from the Borrower under this Agreement on any amounts to be reemployed during an Interest Period or its remaining portion over (ii) the interest component of the return that the Bank determines it could have obtained had it placed such amount on deposit in the interbank Dollar market selected by it for a period equal to such Interest Period or its remaining portion.

          Section 7.05.  Certain Determinations.  In making the determinations
                         ----------------------
contemplated by Sections 7.01, 7.02, 7.03 and 7.04, the Bank may make such estimates, assumptions, allocations and the like that such Bank in good faith determines to be

CUSIP NO. 894081 10 8                                         Page  53  of  87
          -----------                                              ----    ----

appropriate, and such Bank's selection thereof in accordance with this Section 7.05, and the determinations made by the Bank on the basis thereof, shall be final, binding and conclusive upon the Borrower, except, in the case of such determinations, for manifest errors in computation or transmission. The Bank shall furnish to the Borrower upon request a certificate outlining in reasonable detail the computation of any amounts claimed by it under Sections 7.02, 7.03 and 7.04 and the assumptions underlying such computations.

          Section 7.06.  Change of Lending Office.  If an event occurs with
                         ------------------------
respect to a Lending Office of the Bank that makes operable the provisions of clause (c) or (d) of Section 7.01 or entitles the Bank to make a claim under
Section 7.02 or 7.03, the Bank shall, if requested by the Borrower, use reasonable efforts to designate another Lending Office or Offices the designation of which will reduce the amount the Borrower is so obligated to pay, eliminate such operability or reduce the amount the Bank is so entitled to claim, provided that such designation would not, in the sole and absolute discretion of the Bank, be disadvantageous to the Bank in any manner or contrary to the Bank's policies. The Bank may at any time and from time to time change any Lending Office and shall give notice of any such change to the Borrower. Except in the case of a change in Lending Offices made at the request of the Borrower, the designation of a new Lending Office by the Bank shall not make operable the provisions of clause (c) or (d) of Section 7.01 or entitle the Bank to make a claim under Section 7.02 or 7.03 if the operability of such clause or such claim results solely from such designation and not from a subsequent Regulatory Change.

                                   ARTICLE 8
                                 MISCELLANEOUS
                                 -------------
          Section 8.01.  Notices and Deliveries.  (a)  Notices and Materials
                         ----------------------        ---------------------
Other than Collateral.  Except as provided in Section 8.01(b):
- ---------------------

          (i) Manner of Delivery.  All notices, communications and materials
              ------------------
(including all Information) to be given or delivered pursuant to the Loan Documents shall, except in those cases where a telephone notice is expressly permitted, be in writing. All written notices, communications and materials shall be sent by registered or certified mail, postage prepaid, return receipt requested, by telex or telecopier (receipt acknowledged), or delivered by hand. Notices under Sections 1.02, 1.05, 1.06 and 6.02 may be by telephone, promptly confirmed

CUSIP NO. 894081 10 8                                         Page  54  of  87
          -----------                                              ----    ----

in writing. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent that the Bank has acted in reliance on such telephonic notice.

          (ii) Addresses.  All notices, communications and materials to be given
               ---------
or delivered pursuant to the Loan Documents shall be given or delivered at the following respective addresses and telex, telecopier and telephone numbers and to the attention of the following individuals or departments:

          (A)  if to the Borrower, to it at:

          HYPERION PARTNERS II L.P.
          50 Charles Lindbergh Blvd.
          Suite 500
          Uniondale, New York 11553

          Telecopier No.: 516-745-6787
          Telephone No.:  516-745-6644

          Attention:  Lewis S. Ranieri
          with a copy to
          Robert A. Perro

          (B)  if to the Bank, to it at:

          THE BANK OF NEW YORK
          Mortgage Banking Division
          17th Floor
          One Wall Street
          New York, New York 10286

          Telecopier No.: (212) 635-6468
          Telephone No.:  (212) 635-6465

          Attention:  Robert A. Tweed
          Vice President

or at such other address or telex, telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address".

          (iii)              Effectiveness.  Each notice and communication and
                             -------------
any material to be given or delivered pursuant to the Loan Documents shall be effective or deemed delivered or furnished (A) if sent by mail, on the third Business Day after such notice,

CUSIP NO. 894081 10 8                                         Page  55  of  87
          -----------                                              ----    ----

communication or material is deposited in the mail, addressed as above provided,
(B) if sent by telex or telecopier, when such notice, communication or material is transmitted to the appropriate number determined as above provided in this
Section 8.01 and the appropriate answer-back is received or receipt is otherwise acknowledged, (C) if sent by hand delivery, when left at the address of the addressee addressed as above provided, and (D) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered, or, in the case of notice by the Bank to the Borrower under Section 6.02 given by telephone as provided above, if any individual or any member of the department to whose attention notices, communications and materials are to be given or delivered is unavailable at the time, to any other officer of the general partner of the General Partner, except that notices of a change of address, telex, telecopier or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered, and notices to the Bank under Sections 1.02, 1.05, and 1.06, shall not be effective, and materials to be furnished to the Bank pursuant to Article 5 shall not be deemed furnished, and such notices to the Bank shall not be deemed received, until received by the officer of the Bank responsible, at the time, for the administration of this Agreement.

          (iv) Reasonable Notice.  Any requirement under Applicable Law of
               -----------------
reasonable notice by the Bank to the Borrower of any event in connection with, or in any way related to, the Loan Documents or the exercise by the Bank of its rights thereunder shall be met if notice of such event is given to the Borrower in the manner prescribed above at least 10 days before (A) the date of such event or (B) the date after which such event will occur.

          (b) Collateral.  Until the Bank shall otherwise specify, all
              ----------
Collateral to be delivered to the Bank pursuant to the Loan Documents consisting of instruments, securities, chattel paper, letters of credit or documents shall be delivered to the Bank at the Bank's Office either by hand delivery or by registered or certified mail, postage prepaid, return receipt requested, in either case (other than documents) insured in an amount not less than the greater of the aggregate face amount and the aggregate fair market value of the Collateral so being delivered. All other Collateral to be delivered to the Bank pursuant to the Loan Documents shall be delivered to such Person, at such address, by such means and in such manner as the Bank may designate.

CUSIP NO. 894081 10 8                                         Page  56  of  87
          -----------                                              ----    ----

          Section 8.02.  Expenses; Indemnification.  Whether or not any Loans
                         -------------------------
are made hereunder, the Borrower shall:

          (a) pay or reimburse the Bank for all transfer, documentary, stamp and similar taxes, and all recording and filing fees and taxes, payable in connection with, arising out of, or in any way related to, the execution, delivery and performance of the Loan Documents or the making of the Loans;

          (b) pay or reimburse the Bank for all reasonable out-of-pocket costs and expenses (including reasonable fees and disbursements of legal counsel, appraisers, accountants and other experts employed or retained by the Bank, subject to presentation of the statement therefor accompanied by time ticket details) incurred by the Bank in connection with, arising out of, or in any way related to (i) the negotiation, preparation, execution and delivery of (A) the Loan Documents and (B) whether or not executed, any waiver, amendment or consent thereunder or thereto, (ii) the administration of and any operations under the Loan Documents, (iii) consulting with respect to any matter in any way arising out of, related to, or connected with, the Loan Documents, including (A) the protection and preservation of the Collateral, (B) the protection, preservation, exercise or enforcement of any of its rights in, under or related to the Collateral or the Loan Documents or (C) the performance of any of its obligations under or related to the Loan Documents, (iv) protecting or preserving the Collateral or (v) protecting, preserving, exercising or enforcing any of its rights in, under or related to the Collateral or the Loan Documents, including defending the Security Interest as a valid, perfected first priority security interest in the Collateral subject only to Permitted Liens; and

          (c) indemnify and hold each Indemnified Person harmless from and against all losses suffered, and pay or reimburse each Indemnified Person for all reasonable out-of-pocket costs and expenses (including reasonable fees and disbursements of legal counsel and other experts employed or retained by such Indemnified Person, subject to presentation of a statement therefor, accompanied by time ticket details) incurred, by such Indemnified Person in connection with, arising out of, or in any way related to (i) any Loan Document Related Claim (whether asserted by such Indemnified Person or the Borrower or any other Person), including the prosecution or defense thereof and any litigation or proceeding with respect thereto (whether or not, in the case of any such litigation or proceeding, such Indemnified Person is a party thereto), or (ii) any investigation, governmental or otherwise, arising out of, related to, or in any way connected with, the Loan Documents or the relationship established thereunder, except that the foregoing

CUSIP NO. 894081 10 8                                         Page  57  of  87
          -----------                                              ----    ----

indemnity shall not be applicable to any loss suffered by any Indemnified Person to the extent such loss is determined by a judgment of a court that is binding on such Indemnified Person, final and not subject to review on appeal, to be the result of acts or omissions on the part of such Indemnified Person constituting
(x) willful misconduct or gross negligence, (y) knowing violations of Applicable Law or (z) in the case of claims by the Borrower against such Indemnified Person, such Indemnified Person's failure to observe any other standard applicable to it under any of the other provisions of the Loan Documents or, but only to the extent not waivable thereunder, Applicable Law.

          Section 8.03.  Amounts Payable Due Upon Request for Payment.  All
                         --------------------------------------------
amounts payable by the Borrower under Section 8.02 and under the other provisions of the Loan Documents shall, except as otherwise expressly provided, be immediately due upon request for the payment thereof.

          Section 8.04.  Remedies of the Essence.  The various rights and
                         -----------------------
remedies of the Bank under the Loan Documents are of the essence of those agreements, and the Bank shall be entitled to obtain a decree requiring specific performance of each such right and remedy.

          Section 8.05.  Rights Cumulative.  Each of the Bank's rights and
                         -----------------
remedies under the Loan Documents shall be in addition to all of its other rights and remedies under the Loan Documents and Applicable Law, and nothing in the Loan Documents shall be construed as limiting any such rights or remedies.

          Section 8.06.  Disclosures.  The Bank may disclose to, and exchange
                         -----------
and discuss with, any other Person (the Bank and each such other Person being hereby irrevocably authorized to do so) any information concerning the Collateral or the Borrower or any Subsidiary (whether received by the Bank or such other Person in connection with or pursuant to the Loan Documents or otherwise) for the purpose of (a) complying with Applicable Law, (b) protecting or preserving the Collateral, (c) protecting, preserving, exercising or enforcing any of its rights in, under or related to the Collateral or the Loan Documents, (d) performing any of its obligations under or related to the Loan Documents or (e) consulting with respect to any of the foregoing matters.

          Section 8.07.  Amendments; Waivers.  Any term, covenant, agreement or
                         -------------------
condition of the Loan Documents may be amended, and any right of the Bank under the Loan Documents may be waived, if, but only if, such amendment or waiver is in writing and is signed by the Bank and, in the case of an amendment, by the Borrower. Unless otherwise specified in such

CUSIP NO. 894081 10 8                                         Page  58  of  87
          -----------                                              ----    ----

waiver, a waiver of any right under the Loan Documents shall be effective only in the specific instance and for the specific purpose for which given. No election not to exercise, failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of the Bank under the Loan Documents or Applicable Law, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of the Bank under the Loan Documents or Applicable Law.

          Section 8.08.  Set-Off; Retention of Funds.  The Bank is hereby
                         ---------------------------
authorized by the Borrower, at any time and from time to time, without notice, during any Event of Default, to set-off against, and to appropriate and apply to the payment of, the obligations and liabilities of the Borrower under the Loan Documents (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all amounts owing by the Bank or any of its Affiliates to the Borrower (whether payable in Dollars or any other currency, whether matured or unmatured and, in the case of deposits, whether general or special, time or demand and however evidenced and whether maintained at a branch or office located within or without the United States) and (b) during any Default, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as the Bank in its sole discretion may elect provided that Borrower may elect to apply such amount to reduce the Loans.

          Section 8.09.  Assignments and Participation. (a) Assignments.  (i)
                         -----------------------------      -----------
The Borrower may not assign any of its rights or obligations under the Loan Documents without the prior written consent of the Bank, and no assignment of any such obligation shall release the Borrower therefrom or constitute a novation unless the Bank shall have consented to such release in a writing specifically referring to the obligation from which the Borrower is to be released.

          (ii) The Bank may from time to time assign any or all of its rights and obligations under the Loan Documents and with respect to the Collateral to one or more Persons without the consent of the Borrower. Any assignment of any such obligation that is to an Eligible Assignee or is consented to by the Borrower in writing shall release the Bank therefrom and constitute a novation.

          (b) Participation.  The Bank may from time to time sell or otherwise
              -------------
grant participation in any or all of its rights and obligations under the Loan Documents and with respect to the Collateral without the consent of the Borrower.

CUSIP NO. 894081 10 8                                         Page  59  of  87
          -----------                                              ----    ----

          (c) Rights of Assignees and Participants.  Each assignee of, and each
              ------------------------------------
holder of a participation in, the rights of the Bank under the Loan Documents and with respect to the Collateral, if and to the extent the applicable assignment or participation agreement so provides, (i) shall, with respect to its assignment or participation, be entitled to all of the rights of the Bank (as fully, in the case of a holder of a participation, as though it were the
Bank) and (ii) may exercise any and all rights of set-off or banker's lien with respect thereto (as fully, in the case of a holder of a participation, as though the Borrower were directly indebted to such holder for amounts payable under the Loan Documents to which such holder is entitled under the applicable participation agreement); provided, however, that no assignee or holder of a
                          --------  -------
participation shall be entitled to any amounts that would otherwise be payable to it with respect to its assignment or participation under Section 1.08(b),
Section 7.01, Section 7.02 or Section 7.03 unless (x) such amounts are payable in respect of Regulatory Changes or other changes in Applicable Law, interpretations, directives, requests or guidelines that become effective or are implemented or first required or expected to be complied with after the date the applicable assignment or participation agreement was executed or (y) such amounts would have been payable to the Bank that made such assignment or granted such participation if such assignment had not been made or such participation granted.

          Section 8.10.  Governing Law.  This Agreement and the Note shall be
                         -------------
construed in accordance with and governed by the laws of the State of New York, excluding those applicable to choice of law but including those applicable to the Maximum Permissible Rate.

          Section 8.11.  Judicial Proceedings; Waiver of Jury Trial.  Any
                         ------------------------------------------
judicial proceeding brought against the Borrower with respect to any Loan Document Related Claim may be brought in any court of competent jurisdiction in the City of New York, and, by execution and delivery of this Agreement, the Borrower (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any judgment rendered thereby in connection with any Loan Document Related Claim and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum. The Borrower hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 8.01(a)(ii), and service so made shall be deemed completed on the third Business

CUSIP NO. 894081 10 8                                         Page  60  of  87
          -----------                                              ----    ----

Day after such service is deposited in the mail. Nothing herein shall affect the right of the Bank or any other Indemnified Person to serve process in any other manner permitted by law or shall limit the right of the Bank or any other Indemnified Person to bring proceedings against the Borrower in the courts of any other jurisdiction. Any judicial proceeding by the Borrower against the Bank involving any Loan Document Related Claim shall be brought only in a court located in the City and State of New York. THE BORROWER AND THE BANK HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE BOTH PARTIES INVOLVING ANY LOAN DOCUMENT RELATED CLAIM.

          Section 8.12.  LIMITATION OF LIABILITY.  NEITHER THE BANK NOR ANY
                         -----------------------
OTHER INDEMNIFIED PERSON SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY THE BORROWER IN CONNECTION WITH ANY LOAN DOCUMENT RELATED CLAIM.

          Section 8.13.  Severability of Provisions.  Any provision of the Loan
                         --------------------------
Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by Applicable Law, the Borrower hereby waives any provision of Applicable Law that renders any provision of the Loan Documents prohibited or unenforceable in any respect.

          Section 8.14.  Counterparts.  This Agreement may be signed in any
                         ------------
number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

          Section 8.15.  Survival of Obligations.  Except as otherwise expressly
                         -----------------------
provided therein, the rights and obligations of the Borrower, the Bank and the other Indemnified Persons under the Loan Documents shall survive the Repayment Date.

          Section 8.16.  Entire Agreement.  This Agreement and the Notes embody
                         ----------------
the entire agreement between the Borrower and the Bank relating to the subject matter hereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

          Section 8.17.  Successors and Assigns.  All of the provisions of this
                         ----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

CUSIP NO. 894081 10 8                                         Page  61  of  87
          -----------                                              ----    ----

          Section 8.18.  Exculpation. (a)  No recourse shall be had for the
                         -----------
payment of any principal, interest, penalties or other charges of any kind under the Loan Documents or for any claim based on the Loan Documents (including, without limitation, all covenants and Representations and Warranties contained in the Loan Documents) against any partner of the Borrower, whether general or limited; provided, however, that this Section 8.18 shall not prevent recourse to the Collateral described in the Security Agreement.

                                   ARTICLE 9
                                 INTERPRETATION
                                 --------------
          Section 9.01.  Definitional Provisions.  (a) Defined Terms.  For the
                         -----------------------
purposes of this Agreement:

          "Adjusted Eurodollar Rate" means, for any Interest Period, a rate per
           ------------------------
annum (rounded upward, if necessary, to the next higher 1/100 of 1%) equal to the rate obtained by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to 1 minus the Reserve Requirement in effect from time to time during such Interest Period.

          "Affiliate" means, with respect to a Person, any other Person that,
           ---------
directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person; unless otherwise specified, "Affiliate" means an Affiliate of the Borrower.

          "Agreement" means this Agreement, including all schedules, annexes and
           ---------
exhibits hereto.

          "Agreement Date" means the date set forth as such on the last
           --------------
signature page hereof.

          "Allocated Qualifying Balances" means the daily amount of Qualifying
           -----------------------------
Balances held by the Bank, or with a financial institution designated by the Bank and acceptable to the Borrower, on a calendar day (or determined on such other basis as the Bank and the Borrower may agree) allocated to Loans of the Bank, taking into account any carryforwards of surplus Allocated Qualifying Balances from any previous day or period, and which balances are not included in determining "Allocated Qualifying Balances" under any other credit arrangements between the Bank and the Borrower, as agreed between the Bank and the Borrower. Qualifying Balances allocated to a Loan for purposes of determining whether such Loan is Balance Funded shall not be

CUSIP NO. 894081 10 8                                         Page  62  of  87
          -----------                                              ----    ----

considered Qualifying Balances for purposes of determining whether any other Loan is Balance Funded.

          "Alternate Base Rate" shall mean, for any day, a rate per annum equal
           -------------------
to the higher of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus 1/2 of l%.

          "Applicable Law" means, anything in Section 8.10 to the contrary
           --------------
notwithstanding, (i) all applicable common law and principles of equity and (ii) all applicable provisions of all (A) constitutions, statutes, rules, regulations and orders of governmental bodies, (B) Governmental Approvals and (C) orders, decisions, judgments and decrees of all courts (whether at law or in equity or admiralty) and arbitrators.

          "Assignment of Certificate of Deposit" means each Assignment of
           ------------------------------------
Certificate of Deposit by the Borrower to the Bank assigning to the Bank a Certificate of Deposit and dated the date of such assignment.

          "Balance Funded" means, as applied to Loans of the Bank on any day (or
           --------------
for such other period as the Borrower and the Bank may agree), the lesser of (a) the principal amount of such Loans on such day or for such other period and (b) the Allocated Qualifying Balances on such day or for such other period deemed to be applicable to such Loans by the Bank.

          "Balance Funded Amount" means, with respect to any Loan of the Bank,
           ---------------------
on any day (or for such other period as the Borrower and the Bank may agree), the lesser of (a) the principal amount of such Loan and (b) the amount of Allocated Qualifying Balances on such day or for such other period deemed to be applicable to such Loan by the Bank.

          "Balance Funded Rate" means 2.0% per annum.
           -------------------

          "Bank" means THE BANK OF NEW YORK and its successors and assigns,
           ----
including any assignees pursuant to Section 8.09(a).

          "Bank's Office" means the address of the Bank specified in or
           -------------
determined in accordance with the provisions of Section 8.01(a)(ii).

          "Base Rate Loan" means any Loan the interest on which is, or is to be,
           --------------
as the context may require, computed on the basis of the Alternate Base Rate.

          "Borrower" means HYPERION PARTNERS II L.P., a Delaware limited
           --------
partnership, and its successors and assigns.

CUSIP NO. 894081 10 8                                         Page  63  of  87
          -----------                                              ----    ----

          "Borrower's Partnership Agreement" means the Amended and Restated
           --------------------------------
Agreement of Limited Partnership of the Borrower dated as of June 16, 1995.

          "Business Day" means any day other than a Saturday, Sunday or other
           ------------
day on which banks in New York City are authorized to close.

          "Capital Call Notice" is a notice in the form of Schedule C to the
           -------------------                             ----------
Security Agreement.

          "Capital Commitment" has the meaning ascribed to that term in the
           ------------------
Borrower's Partnership Agreement and, with respect to each partner and in the aggregate, the Capital Commitments, as of the Agreement Date, are set forth in

Schedule 3.08.
- -------------

          "Capital Security" means, with respect to any Person, (i) any share of
           ----------------
capital stock or other equity interest of such Person or (ii) any security convertible into, or any option, warrant or other right to acquire, any share of capital stock or other equity interest of such Person.

          "Certificate of Deposit" means, collectively, each certificate of
           ----------------------
deposit referred to in the instrument of assignment referred to in the definition of the term Assignment of Certificate of Deposit, and any substitutions, extensions, modifications and proceeds thereof.

          "Code" means the Internal Revenue Code of 1986.
           ----

          "Collateral" means all property in which a Lien is created pursuant to
           ----------
the Loan Documents.

          "Commitment" means the amount set forth in Section 1.01, as the same
           ----------
may be reduced from time to time pursuant to Section 1.06, or, as the context may require, the obligation of the Bank to make Loans in an aggregate unpaid principal amount not exceeding such amount as so reduced.

          "Consolidated Subsidiary" means, with respect to any Person at any
           -----------------------
time, any Subsidiary or other Person the accounts of which would be consolidated with those of such first Person in its consolidated financial statements as of such time in accordance with Generally Accepted Accounting Principles; unless otherwise specified, "Consolidated Subsidiary" means a Consolidated Subsidiary of the Borrower.

          "Contract" means any indenture, agreement, other contractual
           --------
restriction, lease, instrument, certificate of

CUSIP NO. 894081 10 8                                         Page  64  of  87
          -----------                                              ----    ----

incorporation or charter, or by-law, other than any such that constitutes a Loan Document.

          "Debt" of any Person means (i) obligations of such Person for borrowed
           ----
money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable that arise in the ordinary course of business but only if and so long as the same are payable on customary trade terms, (iv) obligations of such Person as lessee under capital leases, (v) Mandatorily Redeemable Stock of such Person owned by any Person other than such Person or a Wholly Owned Subsidiary of such Person that has no Debt other than the Loans (the amount of any such Mandatorily Redeemable Stock to be determined for this purpose as the higher of the liquidation preference of and the amount payable upon redemption of such Mandatorily Redeemable Stock), (vi) obligations of such Person to purchase securities or other property that arise out of or in connection with the sale of the same or substantially similar securities or property, (vii) non-contingent obligations of such Person to reimburse any other Person in respect of amounts paid under a letter of credit or similar instrument to the extent that such reimbursement obligations remain outstanding after they become non-contingent,
(viii) obligations with respect to interest rate and currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency, except that if any agreement relating to such obligations provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount thereof, (ix) Debt secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such Debt is assumed by such Person provided, however, that in the event that the liability
                       --------  -------
of such Person is non-recourse to such Person and is recourse only to specified property of such Person, the amount of Debt attributed thereto shall not exceed the greater of the market value of such property or the book value of such property, and (x) Debt of others Guaranteed by such Person.

          "Default" means any condition or event that constitutes an Event of
           -------
Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Dollars" and the sign "$" mean lawful money of the United States of
           -------                -
America.

CUSIP NO. 894081 10 8                                         Page  65  of  87
          -----------                                              ----    ----

          "Domestic Rate Loan" means a Base Rate Loan or a Federal Funds Rate
           ------------------
Loan.

          "Eligible Assignee" means (i) any commercial bank, savings and loan
           -----------------
institution or savings bank organized under the laws of the United States, or any State thereof, and having combined capital and surplus in excess of $300,000,000 and a Keefe, Bruyette and Woods rating of "C" or better, (ii) any commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having combined capital and surplus (or the equivalent thereof under the accounting principles applicable thereto) in excess of $300,000,000, provided that such bank is acting through a branch, agency or Affiliate located in the country in which it is organized or another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the OECD or (iv) any insurance company, pension fund, mutual fund or other financial institution of recognized standing.

          "Eligible Pledged Instrument" means any Pledged Instrument which is
           ---------------------------
(i) an interest bearing United States Treasury Security or an other instrument acceptable to the Bank and (ii) subject to the first priority perfected lien purported to be granted by the Security Agreement in favor of the Bank.

          "Eurodollar Business Day" means any Business Day on which dealings in
           -----------------------
Dollar deposits are carried on in the London interbank market and on which commercial banks are open for domestic and international business (including dealings in Dollar deposits) in London, England.

          "Eurodollar Rate" means, for any Interest Period, the rate per annum
           ---------------
(rounded upward, if necessary, to the next higher 1/100 of 1%) at which the Bank offered or would have offered to place with first-class banks in the London interbank market deposits in Dollars in amounts comparable to the Eurodollar Rate Loan of the Bank to which such Interest Period applies, for a period equal to such Interest Period, at 11:00 a.m. (London time) on the second Eurodollar Business Day before the first day of such Interest Period.

          "Eurodollar Rate Loan" means any Loan the interest on which is, or is
           --------------------
to be, as the context may require, computed on the basis of the Adjusted Eurodollar Rate.

          "Event of Default" means any of the events specified in Section 6.01.
           ----------------

CUSIP NO. 894081 10 8                                         Page  66  of  87
          -----------                                              ----    ----

          "Federal Funds Rate" means, for any day, the weighted average of the
           ------------------
rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

          "Federal Funds Rate Loans" means any Loan the interest on which is, or
           ------------------------
is to be, as the context may require, computed on the basis of the Federal Funds Rate.

          "General Partner" means Hyperion Ventures II L.P., a Delaware limited
           ---------------
partnership.

          "Generally Accepted Accounting Principles" means the accounting
           ----------------------------------------
principles followed in the preparation of the most recent, audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries referred to in

Schedule 5.02(a) and the related statements of income, retained earnings and, as
- ----------------
applicable, changes in financial position or cash flows for the fiscal year ended with the date of such balance sheet.

          "Governmental Approval" means any authorization, consent, approval,
           ---------------------
license or exemption of, registration or filing with, or report or notice to, any governmental unit.

          "Guaranty" of any Person means any obligation, contingent or
           --------
otherwise, of such Person (a) to pay any Liability of any other Person or to otherwise protect, or having the practical effect of protecting, the holder of any such Liability against loss (whether such obligation arises by virtue of such Person being a partner of a partnership or participant in a joint venture or by agreement to pay, to keep well, to purchase assets, goods, securities or services or to take or pay, or otherwise) or (b) incurred in connection with the issuance by a third Person of a Guaranty of any Liability of any other Person (whether such obligation arises by agreement to reimburse or indemnify such third Person or otherwise). The word "Guarantee" when used as a verb has the
                                       ---------
correlative meaning.

          "Indemnified Person" means any Person that is, or at any time was, the
           ------------------
Bank, an Affiliate of the Bank or a director, officer, employee or agent of any such Person.

CUSIP NO. 894081 10 8                                         Page  67  of  87
           ----------                                              ----    ----

          "Information" means data, certificates, reports, statements (including
           -----------
financial statements), opinions of counsel, documents and other information.

          "Initial Loan" means the first Loan made or to be made pursuant to
           ------------
Section 1.02.

          "Intellectual Property" means (i) (A) patents and patent rights, (B)
           ---------------------
trademarks, trademark rights, trade names, trade name rights, corporate names, business names, trade styles, service marks, logos and general intangibles of like nature and (C) copyrights, in each case whether registered, unregistered or under pending registration and, in the case of any such that are registered or under pending registration under the laws of the United States or any other country, (ii) reissues, continuations, continuations-in-part and extensions of any Intellectual Property referred to in clause (i), and (iii) rights relating to any Intellectual Property referred to in clause (i) or (ii), including rights under applications (whether pending under the laws of the United States or any other country) or licenses relating thereto.

          "Interest Payment Date" means the first Business Day of each month,
           ---------------------
commencing with September, 1995, through the Termination Date.

          "Interest Period" means a period commencing, in the case of the first
           ---------------
Interest Period applicable to a Eurodollar Rate Loan, on the date of the making of, or conversion into, such Loan, and, in the case of each subsequent, successive Interest Period applicable thereto, on the last day of the immediately preceding Interest Period, and ending, depending on the Type of Loan, on the same day in the first, second or third calendar month thereafter, except that (a) any Interest Period that would otherwise end on a day that is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day and (b) any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in which such Interest Period ends) shall end on the last Eurodollar Business Day of a calendar month.

          "Lending Office" of any Bank means as to any Loan, the office of the
           --------------
Bank designated by the Bank as the office out of which such Loan was made or is maintained.

CUSIP NO. 894081 10 8                                         Page  68  of  87
          -----------                                              ----    ----

          "Liability" of any Person means any obligation or liability, whether
           ---------
arising under Contract, Applicable Law or otherwise, in each case to the extent such obligation or liability does not otherwise constitute Debt of such Person.

          "Lien" means, with respect to any property or asset (or any income or
           ----
profits therefrom) of any Person (in each case whether the same is consensual or nonconsensual or arises by Contract, operation of law, legal process or otherwise) (i) any mortgage, lien, pledge, attachment, levy, priority or other security interest or encumbrance of any kind thereupon or in respect thereof and
(ii) any arrangement, express or implied, under which the same is subordinated, transferred, sequestered or otherwise identified so as to subject the same to, or make the same available for, the payment or performance of any Debt or Liability in priority to the payment of the ordinary, unsecured creditors of such Person.

          "Limited Partner" and "Transfer" have the meanings ascribed to those
           ---------------       --------
terms in the Borrower's Partnership Agreement.

          "Loan" means any amount advanced by the Bank pursuant to Section 1.01.
           ----

          "Loan Document Related Claim" means any claim (whether sounding in
           ---------------------------
tort, contract or otherwise) in any way arising out of, related to, or connected with, the Loan Documents or the relationships established thereunder, whether such claim arises or is asserted before or after the Agreement Date or before or after the Repayment Date.

          "Loan Document Representation and Warranty" means any "Representation
           -----------------------------------------
and Warranty" as defined in any Loan Document and any other representation or warranty made or deemed made under any Loan Document.

          "Loan Documents" means (i) this Agreement, the Note, the Security
           --------------
Agreement, the Assignment of Certificate of Deposit, and (ii) all other agreements, documents, amendments, certificates and instruments relating to, arising out of, or in any way connected with (A) any agreement, document or instrument referred to in clause (i), (B) any other agreement, document, amendment, certificate or instrument referred to in this clause (ii) or (C) any of the transactions contemplated by any agreement, document, amendment, certificate or instrument referred to in clause (i) or in this clause (ii).

          "Loan Party" means any Person (other than the Bank) that is a party to
           ----------
a Loan Document.

CUSIP NO. 894081 10 8                                         Page  69  of  87
          -----------                                              ----    ----

          "Margin Stock" means "margin stock" as defined in Regulation U.
           ------------

          "Materially Adverse Effect" means, (i) with respect to any Person, any
           -------------------------
materially adverse effect on such Person's business, assets, liabilities, financial condition, results of operations or business prospects, (ii) with respect to a group of Persons "taken as a whole", any materially adverse effect on such Persons' business, assets, liabilities, financial conditions, results of operations or business prospects taken as a whole on, where appropriate, a consolidated basis in accordance with Generally Accepted Accounting Principles,
(iii) with respect to any Loan Document, any adverse effect, WHETHER OR NOT MATERIAL, on the binding nature, validity or enforceability thereof as an obligation of any Loan Party that is a party thereto and (iv) with respect to any Collateral, or any category of Collateral, pledged by any Loan Party, a materially adverse effect on its value as Collateral or an adverse effect, WHETHER OR NOT MATERIAL, on the validity, perfection, priority or enforceability of the Security Interest therein.

          "Maximum Permissible Rate" means, with respect to interest payable on
           ------------------------
any amount, the rate of interest on such amount that, if exceeded, could, under Applicable Law, result in (i) civil or criminal penalties being imposed on the payee or (ii) the payee's being unable to enforce payment of (or, if collected, to retain) all or any part of such amount or the interest payable thereon.

          "Net Worth" means, at any time, the total partners' capital of the
           ---------
Borrower as of such time.

          "Note" means a note in the form of Exhibit A hereto.
           ----

          "Permitted Partnership Admission" means an admission of a Limited
           -------------------------------
Partner to the Borrower (whether by the way of adding a new Limited Partner or by increasing the Capital Commitment of an existing Limited Partner (in either case, referred to herein as an "Admitted Limited Partner")) with respect to which each of the following applies:

          (A) Either (i) the Bank has previously consented in writing or (ii) the Admitted Limited Partner is a Person that has outstanding unsecured securities of a grade that is rated in one of the four highest categories (without regard to subcategories within such rating categories) by Standard & Poor's Rating Group, Fitch Investors Service, L.P., Moody's Investors Service, Inc., or A.M. Best & Company, or any other nationally recognized credit agency of similar

CUSIP NO. 894081 10 8                                        Page  70  of  87
          -----------                                             ----    ----

     standing if none of the foregoing are currently rating such Person.

          (B) The admission is in all respects permitted under and made in compliance with the applicable provisions of the Borrower's Partnership Agreement (except for such provisions which may be waived as provided for in the Borrower's Partnership Agreement).

          (C) On the Admission Date (as defined in Section 3.3.3(a) of the Partnership Agreement), (i) Schedule A hereto shall be amended to include such Admitted Limited Partner's Capital Commitment, (ii) such Limited Partner's Capital Commitment shall constitute a Pledged Capital Commitment as to which all representations and warranties contained in the Security Agreement shall be true and correct, and (iii) such documents, certificates and other instruments reflecting the pledge of and the perfection of the security interest in, all right, title and interest of such Admitted Limited Partner in its Unused Capital Commitment to the Bank have been executed, delivered and, if applicable, filed, all as reasonably requested by the Bank.

          (D) the General Partner shall have certified that the admission is a Permitted Partnership Admission by delivering to the Bank a certificate, in the form of Schedule 9.01(b), duly certified and fully completed (with all
                 ----------------
     elections made as required therein) and accompanied by all exhibits required to be attached thereto (each of which shall be complete in all respects), certifying as to all matters set forth therein and in the attached exhibits, and each matter so certified shall be true and accurate as so certified.

          "Permitted Partnership Transfer" means a Transfer of all or any
           ------------------------------
fraction of an existing limited partnership interest in the Borrower with respect to which each of the following applies:

          (A) Either (i) the Bank has previously consented in writing or (ii) the transferee is a Person that has outstanding unsecured securities of a grade that is at least equal to that of the outstanding unsecured securities of the transferor, in each case, as rated by Standard & Poor's Corporation, Moody's Investors Service, Fitch Investors Service, L.P., or A.M. Best & Company or any other nationally recognized credit agency of similar standing if none of the foregoing is currently rating such Person or;

          (B) The Transfer is in all respects permitted under and made in compliance with the applicable provisions of the

CUSIP NO. 894081 10 8                                         Page  71  of  87
          -----------                                              ----    ----

     Borrower's Partnership Agreement (except for such provisions which may be waived as provided for in the Borrower's Partnership Agreement), and after giving effect to the Transfer, either

               (i) the transferor ceases to be a Limited Partner and is released from its obligation to the Borrower with respect to the transferred Unused Capital Commitment and the transferee is admitted to the Borrower as an Assignee Substituted Limited Partner (as defined in the Security Agreement) and has fully assumed the obligations to the Borrower with respect to the transferred Unused Capital Commitment, or

               (ii) Each of the transferor and the transferee shall be obligated jointly and severally to the Borrower with respect to the transferred Unused Capital Commitment, whether or not the transferor remains a Limited Partner and whether or not the transferee is an Assignee Substituted Limited partner; and

          (C) the General Partner shall have certified that the Transfer is a Permitted Partnership Transfer, by delivering to the Bank a certificate, in the form of Schedule 9.01(a), duly certified and fully completed (with all
                 ----------------
     elections made as required therein) and accompanied by all exhibits required to be attached thereto (each of which shall be complete in all respects), certifying as to all matters set forth therein and in the attached exhibits, and each matter so certified shall be true and accurate as so certified.

          "Person" means any individual, sole proprietorship, corporation,
           ------
partnership, trust, unincorporated organization, mutual company, joint stock company, estate, union, employee organization, government or any agency or political subdivision thereof.

          "Pledged Capital Commitments" has the meaning ascribed to it in the
           ---------------------------
Security Agreement.

          "Post-Default Rate" means the rate otherwise applicable under Section
           -----------------
1.03(a) plus 3%.

          "Prime Rate" shall mean the prime commercial lending rate of the Bank
           ----------
as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate (which rate may not be the Bank's lowest rate of interest).

CUSIP NO. 894081 10 8                                          Page  72  of  87
          -----------                                              ----    ----

          "Purchase Money Debt" means (i) Debt of the Borrower that is incurred
           -------------------
to finance part or all of (but not more than) the purchase price of a tangible asset, provided that (A) neither the Borrower nor any Subsidiary had at any time
       --------
prior to such purchase any interest in such asset other than a security interest or an interest as lessee under an operating lease and (B) such Debt is incurred within 30 days after such purchase, or (ii) Debt that (A) constitutes a renewal, extension or refunding of, but not an increase in the principal amount of, Purchase Money Debt that is such by virtue of clause (i) or (ii) and (B) bears interest at a rate per annum that is commercially reasonable at the time such Debt is incurred.

          "Qualifying Balances" means those free collected balances maintained
           -------------------
in non-interest bearing accounts (whether or not such accounts are trust accounts) of the Borrower with the Bank or with a financial institution designated by the Bank and acceptable to the Borrower (after deducting for purposes of calculating such balances FDIC insurance premiums, float and balances required by the Bank under its normal practices to compensate the Bank for the maintenance of such accounts and taking into consideration any reserve requirements and other costs of complying with Applicable Law applicable to such accounts).

          "Regulation D" means Regulation D of the Board of Governors of the
           ------------
Federal Reserve System.

          "Regulation U" means Regulation U of the Board of Governors of the
           ------------
Federal Reserve System.

          "Regulation X" means Regulation X of the Board of Governors of the
           ------------
Federal Reserve System.

          "Regulation Z" means Regulation Z of the Board of Governors of the
           ------------
Federal Reserve System.

          "Regulatory Change" means any Applicable Law, interpretation,
           -----------------
directive, request or guideline (whether or not having the force of law), or any change therein or in the administration or enforcement thereof, that becomes effective or is implemented or first required or expected to be complied with after the Agreement Date, whether the same is (i) the result of an enactment by a government or any agency or political subdivision thereof, a determination of a court or regulatory authority, or otherwise or (ii) enacted, adopted, issued or proposed before or after the Agreement Date, including any such that imposes, increases or modifies any Tax, reserve requirement, insurance charge, special deposit requirement, assessment or capital adequacy requirement, but excluding any such that

CUSIP NO. 894081 10 8                                         Page  73  of  87
          -----------                                              ----    ----

imposes, increases or modifies any income, gross receipts or franchise tax imposed upon the Bank by any jurisdiction (or any political subdivision thereof) in which the Bank's Office is located.

          "Repayment Date" means the later of (i) the termination of the
           --------------
Commitment (whether as a result of the occurrence of the Termination Date, reduction to zero pursuant to Section 1.06 or termination pursuant to Section 6.02) and (ii) the payment in full of the Loans and all other amounts payable or accrued hereunder.

          "Representation and Warranty" means any representation or warranty
           ---------------------------
made pursuant to or under (i) Section 2.02, Article 3, Section 5.02 or any other provision of this Agreement or (ii) any amendment to, or waiver of rights under, this Agreement, WHETHER OR NOT, IN THE CASE OF ANY REPRESENTATION OR WARRANTY REFERRED TO IN CLAUSE (i) OR (ii) OF THIS DEFINITION (EXCEPT, IN EACH CASE, TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED), THE INFORMATION THAT IS THE SUBJECT MATTER THEREOF IS WITHIN THE KNOWLEDGE OF THE BORROWER.

          "Reserve Requirement" means, for any Eurodollar Loan for any Interest
           -------------------
Period, the maximum rate at which reserves (including any marginal, supplemental or emergency reserve) are required to be maintained by the Bank during such Interest Period under Regulation D against "Eurocurrency liabilities", as that term is used in Regulation D. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

          "Security Agreement" means the Security Agreement, dated as of the
           ------------------
Agreement Date, between the Borrower and the Bank.

          "Security Agreements" means the Assignment of Certificate of Deposit
           -------------------
and the Security Agreement.

          "Security Interest" means the Liens created, or purported to be
           -----------------
created, by the Loan Documents.

          "Significant Subsidiary" means each Subsidiary of Borrower that is a
           ----------------------
"significant subsidiary" of Borrower, as such term is used in Regulation S-X of the Securities and Exchange Commission, each of which, as of the Agreement Date, being indicated as a Significant Subsidiary in Schedule 3.02(a), and, after the
                                               ----------------
Agreement Date, shall include any Subsidiary, whether or not newly acquired, that shall become such a "significant subsidiary".

CUSIP NO. 894081 10 8                                         Page  74  of  87
          -----------                                              ----    ----

          "Subsidiary" means, with respect to any Person, any other Person (i)
           ----------
securities of which having ordinary voting power to elect a majority of the board of directors (or other persons having similar functions) or (ii) other ownership interests of which ordinarily constituting a majority voting interest, are at the time, directly or indirectly, owned or controlled by such first Person, or by one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries; unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

          "Tax" means any Federal, State or foreign tax, assessment or other
           ---
governmental charge or levy (including any withholding tax) upon a Person or upon its assets, revenues, income or profits.

          "Termination Date" means, the date which is 364 days from and
           ----------------
including the Agreement Date.

          "Total Debt" means, at any time, the aggregate principal amount of the
           ----------
Borrower's Debt as of such time.

          "Type" means, with respect to Loans, any of the following, each of
           ----
which shall be deemed to be a different "Type" of Loan: Base Rate Loans, Federal Funds Rate Loans, Eurodollar Rate Loans having a one-month Interest Period, Eurodollar Rate Loans having a two-month Interest Period and Eurodollar Rate Loans having a three-month Interest Period. Any Eurodollar Rate Loan having an Interest Period that differs from the duration specified for a Type of Eurodollar Rate Loan listed above solely as a result of the operation of clauses
(a) and (b) of the definition of "Interest Period" shall be deemed to be a Loan of such above-listed Type notwithstanding such difference in duration of Interest Periods.

          "Unused Capital Commitment" has the meaning ascribed to it in the
           -------------------------
Security Agreement.

          "Wholly Owned Subsidiary" means any Subsidiary all of the Capital
           -----------------------
Securities and all other ownership interests and rights to acquire ownership interests of which (except directors' qualifying shares) are, directly or indirectly, owned or controlled by the Borrower or one or more Wholly Owned Subsidiaries or by the Borrower and one or more of such Subsidiaries.

          (b)  Other Definitional Provisions.  (i) Except as otherwise specified
               -----------------------------
herein, all references herein (A) to any Person shall be deemed to include such Person's successors and assigns, (B) to any Applicable Law defined or referred to herein

CUSIP NO. 894081 10 8                                         Page  75  of  87
          -----------                                              ----    ----

shall be deemed references to such Applicable Law as the same may have been or may be amended or supplemented from time to time and (C) to any Loan Document or Contract defined or referred to herein shall be deemed references to such Loan Document or Contract (and, in the case of any Note or other instrument, any instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time.

     (ii) When used in this Agreement, the words "herein", "hereof" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words "Article", "Section", "Schedule" and "Exhibit" shall refer to Articles and Sections of, and Schedules and Exhibits to, this Agreement unless otherwise specified.

     (iii) Whenever the context so requires, the neuter gender includes the masculine or feminine, the masculine gender includes the feminine, and the singular number includes the plural, and vice versa.

     (iv) Any item or list of items set forth following the word "including", "include" or "includes" is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are "included", such item or items are in such category, and shall not be construed as indicating that the types of items in the category in which such item or items are "included" are limited to such items or to items similar to such items.

     (v) Except as otherwise specified herein, all references herein to the Bank or any Loan Party shall be deemed to refer to such Person however designated in Loan Documents, so that (i) a reference to rights of the Bank under the Loan Documents shall be deemed to include the rights of such Person as the Secured Party under the Security Agreement, (ii) a reference to costs incurred by the Bank in connection with the Loan Documents shall be deemed to include costs incurred by such Person as the Secured Party under the Security Agreement and
(ii) a reference to the obligations of the Borrower under the Loan Documents shall be deemed to include the obligations of such Person as the "Pledgor" under the Security Agreement.

     (vi) Except as otherwise specified therein, all terms defined in this Agreement shall have the meanings herein ascribed to them when used in the Notes or any certificate, opinion or other document delivered pursuant hereto.

          Section 9.02.  Accounting Matters.  Unless otherwise specified herein,
                         ------------------
all accounting determinations hereunder and all

CUSIP NO. 894081 10 8                                         Page  76  of  87
          -----------                                              ----    ----

computations utilized by the Borrower in complying with the covenants contained herein shall be made, all accounting terms used herein shall be interpreted, and all financial statements required to be delivered hereunder shall be prepared, in accordance with Generally Accepted Accounting Principles, except, in the case of such financial statements, for departures from Generally Accepted Accounting Principles that may from time to time be approved in writing by the independent certified public accountants who are at the time, in accordance with Section 5.01(b), reporting on the Borrower's financial statements.

          Section 9.03.  Representations and Warranties.  All Representations
                         ------------------------------
and Warranties shall be deemed made (a) in the case of any Representation and Warranty contained in this Agreement at the time of its initial execution and delivery, at and as of the Agreement Date, (b) in the case of any Representation and Warranty contained in this Agreement or any other document at the time any Loan is made, at and as of such time and (c) in the case of any particular Representation and Warranty, wherever contained, at such other time or times as such Representation and Warranty is made or deemed made in accordance with the provisions of this Agreement or the document pursuant to, under or in connection with which such Representation and Warranty is made or deemed made.

          Section 9.04.  Captions.  Captions to Articles, Sections and
                         --------
subsections of, and Schedules and Exhibits to, this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

CUSIP NO. 894081 10 8                                         Page  77  of  87
          -----------                                              ----    ----


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Agreement Date.

                              HYPERION PARTNERS II L.P.,
                              a Delaware limited partnership

                                    By:  Hyperion Ventures II L.P.
                                         Its General Partner


                                    By:  HYPERION FUNDING II CORP.
                                         Its General Partner



                              By:   /s/Scott A. Shay
                                    ----------------
                                    Name:  Scott A. Shay
                                    Title: Executive Vice
                                              President


                              THE BANK OF NEW YORK



                              By:   /s/Robert A. Tweed
                                    ------------------
                                    Name:   Robert A. Tweed
                                    Title:  Vice President

                              Agreement Date:  August 15, 1995